As filed with the Securities and Exchange Commission on March 27, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PhaseRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4690620
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 W. Harrison Street, Suite 300
Seattle, WA 98119
(Address of principal executive offices) (Zip Code)

PhaseRx, Inc. 2016 Long-Term Incentive Plan

(Full title of the Plan)

Robert W. Overell, Ph.D.
President and Chief Executive Officer
PhaseRx, Inc.
410 W. Harrison Street, Suite 300
Seattle, WA 98119

(Name and address of agent for service)

(206) 805-6300

 (Telephone number, including area code, of agent for service)

Copy to:

Rick A. Werner, Esq.
Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Telephone: (212) 659-7300
Facsimile: (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (4)
Common Stock, par value $0.0001:	584,516 (2)	1.4763(3)	$862,921(3)	$100.01

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder includes such additional number of shares of common stock, par value $0.0001 per share of the registrant (“Common Stock”), as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction.

(2)	Represents shares of Common Stock added to the PhaseRx, Inc. 2016 Long-Term Incentive Plan (the “Plan”) pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of Common Stock available for issuance thereunder, and that are reserved for issuance pursuant to future awards under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, and based upon the average of the high and low sale prices for the registrant’s common stock as reported on the NASDAQ Capital Market on March 23, 2017.

(4)	Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.0001159.

EXPLANATORY NOTE

At the time the Plan was amended and restated, it reserved a total of 1,532,299 shares of Common Stock for issuance thereunder. Additionally, the Plan includes an “evergreen” provision that provides for an annual increase in the total number of shares of Common Stock reserved for issuance thereunder on January 1of each year, beginning in calendar year 2017. Pursuant to the “evergreen” provision, the annual increase in the number of shares of Common Stock shall be equal to the lowest of: (i) five percent (5%) of the number of shares of Common Stock outstanding as of December 31of the preceding calendar year; and (ii) an amount determined by the Company’s board of directors.

As a result of the “evergreen” provision, effective January 1, 2017, 584,516 shares of Common Stock were added to the total number of shares of Common Stock reserved for issuance under the Plan. This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering the 584,516 shares of Common Stock that may be issued under the Plan pursuant to the “evergreen” provision, consisting of 584,516 shares of Common Stock reserved for issuance pursuant to future awards under the Plan.

Except as otherwise set forth below, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2016 (File No. 333-213103) are incorporated herein by reference as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated into this registration statement by reference:

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on March 27, 2017;

(b)	The registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 6, 2017;

(c)	The description of the registrant’s Common Stock which is contained in the registrant’s Registration Statement on Form 8-A filed on May 10, 2016 (File No. 001-37772) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this registration statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.	EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

SIGNATURES

The Registrant . Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington on March 27, 2017.

PHASERX, INC.

By:	/s/ Robert W. Overell
	Name:	Robert W. Overell, Ph.D.
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert W. Overell, Ph.D. with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Overell	Chief Executive Officer, President and Director	March 27, 2017
Robert W. Overell, Ph.D.	(principal executive officer and principal financial officer)

/s/ Shing-Yin Tsui	Senior Vice President, Finance and Secretary	March 27, 2017
Shing-Yin (Helen) Tsui	(principal accounting officer)

/s/ Steven Gillis	Director, Chairman of the Board	March 27, 2017
Steven Gillis, Ph.D.

/s/ Peggy V. Phillips	Director	March 27, 2017
Peggy V. Phillips

/s/ Brian G. Atwood	Director	March 27, 2017
Brian G. Atwood

/s/ John A. Schmidt, Jr.	Director	March 27, 2017
John A. Schmidt, Jr., M.D.

/s/ Paul H. Johnson	Director	March 27, 2017
Paul H. Johnson, Ph.D.

/s/ Michelle Griffin	Director	March 27, 2017
Michelle Griffin

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg Number

4.1	Fourth Amended and Restated Certificate of Incorporation of PhaseRx, Inc.		Form 8-K (Exhibit 3.1)	05/23/16	001-37772

4.2	Amended and Restated Bylaws of PhaseRx, Inc.		Form 8-K (Exhibit 3.2)	05/23/16	001-37772

4.3	Form of Common Stock Certificate		Form S-1/A (Exhibit 4.1)	05/02/16	333-210811
5.1*	Opinion of Haynes and Boone, LLP	X

23.1*	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1)	X

23.2*	Consent of Peterson Sullivan LLP, independent registered public accounting firm	X

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-8)	X

99.1	PhaseRx, Inc. 2016 Long-Term Incentive Plan.		Form 8-K (Exhibit 10.1)	05/23/16	001-37772

* Filed herewith.